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                [LETTERHEAD OF BREYER & AGUGGIA APPEARS HERE]


Attorneys at Law

                                                                       EXHIBIT 5

                                 March 25, 1998


Board of Directors
FirstBancorporation, Inc.
1121 Boundary Street
Beaufort, South Carolina 29901

     RE:  FirstBancorporation, Inc.
          Registration Statement on Form SB-2

Gentlemen:

     You have requested our opinion as special counsel for FirstBancorporation, Inc., a South Carolina corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of FirstBancorporation, Inc. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of FirstBancorporation, Inc. will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL OPINIONS."

                              Very truly yours,

                              /s/ BREYER & AGUGGIA

                              BREYER & AGUGGIA


Washington, D.C.